Exhibit 99.2
COMBINED FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
KW HOTEL GROUP
DECEMBER 31, 2005 AND MARCH 31, 2006

KW Hotel Group

Reznick Group, P.C. 500 East Pratt Street Suite 200 Baltimore, MD 21202-3100	Tel: (410) 783-4900 Fax: (410) 727-0460 www.reznickgroup.com
INDEPENDENT AUDITORS’ REPORT
Board of Directors
Hersha Hospitality Trust, Inc.
     We have audited the accompanying combined balance sheets of KW Hotel Group as of December 31, 2005, and the related combined statements of operations, partners’/members’ deficit and cash flows for the year ended December 31, 2005. These combined financial statements are the responsibility of the Owners’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
     We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of KW Hotel Group as of December 31, 2005, and the results of their operations, the changes in partners’/members’ deficit and their cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Baltimore, Maryland
July 28, 2006
Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Sacramento ■ Tysons Corner

KW Hotel Group
COMBINED BALANCE SHEETS
December 31, 2005 and March 31, 2006 (Unaudited)

		March
		31, 2006
	2005	(Unaudited)
ASSETS
INVESTMENT IN HOTEL PROPERTIES
Land	$1,875,143	$1,875,143
Building and improvements	11,822,093	11,822,093
Furniture and equipment	5,212,611	5,212,611

	18,909,847	18,909,847
Less accumulated depreciation	6,424,137	6,656,612

Net investment in hotel properties	12,485,710	12,253,235

OTHER ASSETS
Cash	676,435	478,341
Accounts receivable	287,822	396,205
Due from affiliate	91,204	74,518
Prepaid expenses	110,287	75,010
Mortgage escrows	603,656	601,482
Other assets, net of accumulated amortization of $68,952 and $83,839, respectively	254,849	293,999

	$14,509,963	$14,172,790

LIABILITIES AND PARTNERS’/MEMBERS’ DEFICIT

LIABILITIES
Mortgages and loans payable	$19,724,751	$19,635,603
Accrued interest	35,545	81,596
Accounts payable and accrued expenses	253,812	255,369

Total liabilities	20,014,108	19,972,568

PARTNERS’/MEMBERS’ DEFICIT	(5,504,145)	(5,799,778)

Partners’/members’ deficit

Total partners’/members’ equity (deficit)	(5,504,145)	(5,799,778)

	$14,509,963	$14,172,790

See notes to combined financial statements

KW Hotel Group
COMBINED STATEMENTS OF OPERATIONS
Year ended December 31, 2005 and the three months ended March 31, 2006 (Unaudited)

		Three
		months ended
		March 31, 2006
	2005	(Unaudited)
Revenue
Room revenue	$7,306,521	$1,355,010
Food revenue	74,580	23,842
Other revenue	176,950	34,114

Total revenue	7,558,051	1,412,966

Expenses
Food	242,384	55,177
Salaries and wages	1,914,183	401,334
Management fees	452,443	84,366
Advertising	160,229	33,549
Utilities	551,857	164,498
Repairs and maintenance	285,031	39,895
Insurance	188,156	51,036
Real estate taxes	147,960	45,052
General and administrative	730,554	175,631
Franchise fees	500,403	97,833
Interest expense	1,141,306	292,866
Depreciation	929,889	232,475
Amortization	107,829	14,887

Total expenses	7,352,224	1,688,599

Net income	$205,827	$(275,633)

See notes to combined financial statements

KW Hotel Group
COMBINED STATEMENTS OF PARTNERS’/MEMBERS’ DEFICIT
Year ended December 31, 2005 and the three months ended March 31, 2006 (Unaudited)

Balance, December 31, 2004	$(1,255,847)

Distributions	(4,454,125)

Net income	205,827

Balance, December 31, 2005	(5,504,145)

Distributions (unaudited)	(20,000)

Net loss (unaudited)	(275,633)

Balance, March 31, 2006 (unaudited)	$(5,799,778)

See notes to combined financial statements

KW Hotel Group
COMBINED STATEMENTS OF CASH FLOWS
Year ended December 31, 2005 and the three months ended March 31, 2006 (Unaudited)

		Three
		months ended
		March 31, 2006
	2005	(Unaudited)
Cash flows from operating activities
Net income	$205,827	$(275,633)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,037,718	247,362
(Increase) decrease in assets
Accounts receivable	9,431	(108,383)
Prepaid expenses	5,425	35,277
Increase (decrease) in liabilities
Accounts payable and accrued expenses	105,170	1,557
Accrued interest	(35,510)	46,051

Net cash provided by (used in) operating activities	1,328,061	(53,769)

Cash flows from investing activities
Purchase of ground lease asset
Net deposits to mortgage escrows	(71,071)	2,174
Purchase of furniture and fixtures	(76,227)	—
Advances to affiliates	(43,710)	16,686
Payment for deferred costs	(28,629)	(54,037)

Net cash used in investing activities	(219,637)	(35,177)

Cash flow from financing activities
Mortgage principal payments	(6,592,177)	(89,148)
Proceeds from mortgages payable	9,500,000	—
Distributions to members	(4,454,125)	(20,000)
Loan costs paid	(117,906)	—

Net cash used in financing activities	(1,664,208)	(109,148)

NET DECREASE IN CASH	(555,784)	(198,094)

Cash, beginning	1,232,219	676,435

Cash, end	$676,435	$478,341

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,176,816	$246,815

Supplemental disclosure of noncash investing activities
Loan costs fully amortized and written-off	$154,016	$—

See notes to combined financial statements

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The combined financial statements are a combination of the balance sheets, statements of operations, partners’/members’ equity (deficit) and cash flows of three hotels under common ownership and management (collectively the Owners). The entities (collectively the Hotels) combined in these financial statements consist of the following:

	Hotel
Entity	Property	Date Opened	Rooms	Location
FCR Associates LLC and Subsidiary	Residence Inn	May, 2002	96	Dartmouth, MA

Faunce Corner LP	Comfort Inn	July, 1986	85	Dartmouth, MA

K.W. Franklin LLC	Hawthorne Suites	October, 1999	100	Franklin, MA
All intercompany transactions and balances have been eliminated in combination.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported accounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)
Investment in Hotel Properties
The hotel properties are stated at cost. Depreciation is provided for in amounts sufficient to relate the costs of depreciable assets to operations by use of straight-line methods over their estimated useful lives:

Building and improvements	15-39 years
Furniture and equipment	5-7 years
Maintenance and repairs are charged to operations as incurred. Additions and major improvements are capitalized. Upon sale or disposition, both the asset and related accumulated depreciation are relieved and the related gain or loss is included in operations.
The Owners evaluate long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the properties and considering any other events and circumstances which might indicate potential impairment.
Franchise Fees
Franchise fees are amortized over the terms of the corresponding agreements using the straight-line method.
Loan Costs
Loan costs are amortized over the terms of the corresponding agreements using the straight-line method.
Revenue Recognition
Room and other revenue are recognized as earned.

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)
Accounts Receivable and Bad Debts
Accounts receivable are charged to bad debt expense when they are determined to be uncollectible based upon periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debt expense; however, the effects of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.
Advertising Costs
Advertising costs are expensed as incurred; including costs incurred under the terms of the franchise agreements.
Deferred Costs
Deferred costs include legal fess incurred in connection with the sale of the hotel properties. The costs will be recognized and recorded net of the gain or loss on sale of the assets.
Income Taxes
No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners/members on their respective income tax returns.

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)
NOTE 2 — OTHER ASSETS
As of December 31, 2005 and March 31, 2006, other assets consisted of the following:

		March 31,
		2006
	2005	(Unaudited)
Franchise fees	$58,433	$58,433
Financing fees	236,739	236,739
Deferred costs	28,629	82,666

	323,801	377,838
Accumulated amortization	(68,952)	(83,839)

	$254,849	$293,999

Amortization expense related to the above assets for five years following December 31, 2005 is as follows:

December 31, 2006	$27,569
2007	$27,569
2008	$27,569
2009	$27,569
2010	$27,569

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)
NOTE 3 — MORTGAGES AND LOANS PAYABLE
Mortgages and loans payable at December 31, 2005 and March 31, 2006, consist of the following:

		March 31,
		2006
	2005	(Unaudited)
Residence Inn

Mortgage payable to PNC Bank in monthly installments of principal and interest of $59,306, bearing interest at the 5.67% per annum through maturity on July 1, 2015. The loan is secured by the land and building.	$9,418,501	$9,387,350

Comfort Inn

Mortgage payable to Banknorth in monthly installments of principal and interest of $25,137, bearing interest at the three year treasury security index plus 3.00% per annum (6.75 percent at December 31, 2005) through maturity on March 1, 2012. The loan is secured by the land and building.	3,361,110	3,342,333

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)

		March 31,
		2006
	2005	(Unaudited)
Hawthorne Suites

Mortgage payable to Banknorth in monthly installments of principal and interest of $47,314, bearing interest at 6.01% per annum through February 18, 2008, at which time the interest rate will be adjusted to the federal home loan bank rate plus 2.625%. The loan matures in June 2011. The loan is secured by the land and building.	$6,945,140	$6,905,920

Total mortgages payable	$19,724,751	$19,635,603

A prepayment penalty will be charged to FCR Associates LLC and Subsidiary equal to 5% of principal outstanding for prepayment between February 18, 2003 and February 17, 2004, 3% of principal outstanding for prepayment during the second year, 2% of principal outstanding for prepayment during the third or fourth years, and 1% of principal outstanding for payment during the fifth year.
Annual principal payments on the mortgages for the five years and thereafter following December 31, 2005, are as follows:

December 31, 2006	$414,000
2007	439,600
2008	466,700
2009	495,500
2010	526,100
Thereafter	17,382,851

$19,724,751

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited)
NOTE 4 — ESCROWS
Certain mortgages provide for funding of replacement reserves, operating reserves, and real estate tax and insurance escrows as defined in the Hotels’ mortgage documents. In addition, the Owners have elected to fund replacement reserves when not required by the mortgagor. Escrows are comprised of the following as of December 31, 2005:

		March 31,
		2006
	2005	(Unaudited)
Replacement reserves	$393,484	$390,399
Real estate and insurance escrow	56,448	56,448
Operating reserve	153,724	154,635

Total escrows	$603,656	$601,482

NOTE 5 — RELATED PARTY TRANSACTIONS
Management Fee
The hotels are managed by KW Hotel Corp., an affiliate of the partners/members in the hotels, pursuant to agreements which provide for a management fees of 6% of gross revenue. During 2005 and the three months ended March 31, 2006, total fees of $452,443 and $84,366, respectively, were incurred, of which $11,179 and $32,476 respectively, remains payable at December 31, 2005 and March 31, 2006, and is included in accounts payable and accrued expenses.
Intercompany
Affiliates of the partners/members in the hotels have been advanced monies to cover certain development and operating costs of the hotel properties. Amounts due from affiliates are noninterest bearing and due on demand.

KW Hotel Group
NOTES TO FINANCIAL STATEMENTS — CONTINUED
December 31, 2005 and March 31, 2006
(Amounts and disclosures as of March 31, 2006
and for the three months then ended are unaudited
NOTE 6 — FRANCHISE AGREEMENTS
Pursuant to the franchise agreements entered into between the Hotels and Choice Hotels Internations, Inc. (Comfort Inn), Hawthorne Suites Franchising, Inc. (Hawthorne Suites), and Marriot International, Inc. (Residence Inn), the hotels are required to payment monthly royalty and marketing fees which collectively range from 6% to 7.5% of gross room revenue. During the year ended December 31, 2005, and the three months ended March 31, 2006 total fees incurred to the franchisors amounted to $500,403 and 97,833, respectively.
NOTE 7 — SUBSEQUENT EVENT
On April 25, 2006 and May 1, 2006, Hersha Hospitality Trust completed the acquisition of substantially all of the assets of each of the Hotels for a combined purchase price of $31.8 million.
NOTE 8 — CONCENTRATION OF CREDIT RISK
The Hotels maintain their cash accounts with major financial institutions. The cash balances consist of checking accounts and mortgage escrows. The checking accounts and mortgage escrows are insured by the Federal Deposit Insurance Corporation up to $100,000 for each entity. The Hotels have not experienced any losses with respect to bank balances in excess of government provided insurance and do not believe that a significant concentration of credit risk exists with respect to these cash balances as of December 31, 2005.